Exhibit 99

BEST BUY CO., INC.

CORPORATE GOVERNANCE PRINCIPLES

A.   Board of Directors (Board) Independence, Composition, and Qualifications

1.               A majority of the members of the Board of Best Buy Co., Inc. (Company) shall qualify as “independent” under the listing standards of the New York Stock Exchange.  A director who is deemed “independent” must disclose the principal employment and affiliations of him or herself, and those of his or her spouse and children living at home.

2.               The Audit Committee; the Human Resources and Compensation Committee; and the Nominating, Corporate Governance and Public Policy Committee shall be composed entirely of independent directors.

3.               Committee and chair assignments are reviewed regularly to ensure that each committee has an appropriate mix of tenure and experience.

4.               Directors shall be elected for two-year terms, with Class 1 directors being elected in even-numbered years and Class 2 directors in odd-numbered years.

5.               Overall Board composition guidelines require a breadth of experience from a variety of industries and from professional disciplines, such as finance, academia, law and government, along with a diversity of gender, ethnicity, age and geographic location.  Final approval of director nominees is determined by the entire Board based on recommendations of the Nominating, Corporate Governance and Public Policy Committee.  However, any director appointed by the Board must stand for election or ratification at the next meeting of shareholders.

6.               Well-defined selection criteria for individual directors stress independence, integrity, experience and sound judgment in areas relevant to the Company’s business, a proven record of accomplishment and leadership, willingness to speak one’s mind and commit sufficient time to the Board, and the ability to challenge and stimulate management.

7.               To ensure an appropriate balance between new perspectives and experienced directors:

a.               Non-management directors shall retire at the expiration of the term during which they reach the later of: (i) age 75, or (ii) 5 years after having ceased to pursue the primary career they were pursuing at the time they were first appointed to the Board; and

b.              Non-management directors are expected to tender a letter of resignation to be considered by the Nominating, Corporate Governance and Public Policy Committee whenever their principal employment, public company board membership or other material affiliation(s) changes after joining the Board, and the Committee will consider and recommend to the Board whether the director should continue to serve.

8.             In any election of directors, any director nominee who does not receive a majority of the votes cast for his or her election, shall immediately tender her or her resignation, and the Board of Directors will decide through a process managed by the Nominating, Corporate Governance and Public Policy Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled Board meeting.  Absent a compelling reason for the Director to remain on the Board, the Board shall accept the resignation.

9.             Notice of a director’s resignation or retirement from, or refusal to stand for re-election to, the Board shall be deemed to have been given only upon the receipt by either the Chairman of the Board or the Chairperson of the Nominating, Corporate Governance and Public Policy Committee of such notice in writing.

10.       The number of other public company boards on which an individual director may serve shall be subject to a case-by-case review by the Nominating, Corporate Governance and Public Policy Committee, in order to ensure that each individual director is able to devote sufficient time to perform his or her duties as a director. In no case shall the number of public company boards on which an individual director serves exceed four, with the exception that on a limited transitional basis as determined by the Nominating, Corporate Governance and Public Policy Committee, a director may temporarily serve on more than four public company boards. Directors employed full-time by the Company may not serve on more than two public company boards.

B.            Board Performance, Responsibilities and Operations

1.               Directors are expected to attend all meetings of the Board and of committees on which they serve, and to spend the time needed to properly discharge their responsibilities.

2.               Directors are expected to attend the Regular Meeting of Shareholders.

3.               Board meetings and background material sent to directors focus on the Company’s key strategic leadership and performance issues. Directors are expected to review all background materials prior to attending scheduled meetings.

4.               Each year, the Board has formal reviews and discussions of the Company’s annual and long-term strategic plans and the Company’s management development and succession plans.  In addition, focused discussions of individual businesses and key issues are held throughout the year, and sessions are held periodically for in-depth reviews of key strategic matters.  The Board also regularly reviews the Company’s performance compared to its competitive peer companies.

5.               The Board and its committees shall have unrestricted access to management and are free to engage independent outside advisers that they deem necessary to provide advice and counsel on various topics or issues at the Company’s expense.

6.               Committee responsibilities are detailed in their charters, and reports of committee meetings are given to the full Board which acts on the recommendations, as appropriate.

7.               The agenda and content of Board and committee meetings are developed through discussions between management, the Chairman of the Board, or other directors.

8.               Directors are expected to visit and observe retail stores every six months.

9.               In circumstances where the Chairman of the Board of Directors is not independent, the Board of Directors considers it to be useful and appropriate to designate a Lead Independent Director to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board of Directors may determine.  The Nominating, Corporate Governance and Public Policy Committee shall nominate an independent director to serve as the Lead Independent Director, the selection of whom shall be subject to ratification by the vote of a majority of the independent directors of the Board of Directors.  The Lead Independent Director shall serve for an annual term beginning at the first Board meeting following a Regular Meeting of Shareholders at which directors are elected.

The Lead Independent Director’s duties include:

a. presiding over executive sessions of the independent directors;

b. serving as a stakeholder liaison on behalf of the independent directors by making himself or herself available for direct consultation and communication with interested parties pursuant to New York Stock Exchange rules, as appropriate;

c. calling meetings of the independent directors as appropriate; and

d. performing such other duties as may be requested from time to time by the Board as a whole, by the independent directors, by the Chief Executive Officer or by the Chairman of the Board.

10.         Time will be allocated at each regularly scheduled Board meeting for independent directors to meet in executive session.  Executive sessions of independent directors shall be chaired by the Chairman of the Board, if independent, or the Lead Independent Director.   This procedure shall be disclosed in the Company’s annual proxy statement.  The Company shall also disclose in the proxy statement a method for interested parties to contact the chairperson of the executive sessions, or the independent directors as a group, directly.

11.         The Nominating, Corporate Governance and Public Policy Committee is responsible for recommending to the Board the principles of corporate governance, Board organization, Board membership and Board evaluation.  In addition, the Board and each of the committees of the Board shall conduct a self-evaluation at least annually to determine whether the Board and its committees are functioning effectively.  The Nominating, Corporate Governance and Public Policy Committee shall be responsible for annually reporting to the Board the results of these self-evaluations.  Recommended changes based on such evaluations shall be considered by the full Board.

C.            Alignment With Shareholder Interest; Director Compensation

1.               Each director is expected to represent the interests of all shareholders and not those of any particular shareholder or any single interest group.

2.               Director compensation shall be reviewed and determined by the Compensation and Human Resources Committee on an annual basis, with consideration given to industry comparisons of director compensation.  A substantial portion of the directors’ compensation shall be linked to the Company’s stock performance.  Management directors shall not receive any cash compensation for their services as directors, and management directors who are eligible to participate in the Company’s option plans for employees shall not receive any options or other equity-based compensation for their services as directors.  Notwithstanding their compensation as directors, independent directors shall not enter into any fee arrangements with the Company.

3.               Directors shall comply with the Company’s stock ownership guidelines, as the same may be amended from time to time.  The Compensation and Human Resources Committee shall have oversight responsibility for such guidelines.

4.               Senior management meets regularly with major institutional investors and shareholders and reports to the Board on analyst and shareholder views of the Company.

D.            Director Orientation and Continuing Education

1.             The Nominating, Corporate Governance and Public Policy Committee shall oversee the orientation and continuing education of directors.  Director orientation shall familiarize directors with the Company’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs and other controls, its policies, its principal officers, and its internal and independent auditors.  The orientation shall also address procedures of the Board, directors’ responsibilities, the Company’s Corporate Governance Principles and Board committee charters.  The Company strives to offer, at least annually, continuing education programs to assist the directors in maintaining such level of expertise.  In addition, each director may voluntarily attend, at the Company’s expense, one commercial director education seminar during each term of service, so long as the seminar is highly related to the director’s committee assignment or to the work of the Board generally.

E.              Management Succession

1.               The chief executive officer shall develop a formal management succession plan and present a comprehensive review of candidates to the full Board annually.  The review of succession candidates shall include, but shall not be limited to, development plans recommended for such individuals.  The succession plan shall address, among other things, succession in the event of an emergency or retirement of the CEO.  The review of CEO succession should occur at least once annually.